UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a presentation, to be provided to shareholders by Telephone and Data Systems, Inc. (“TDS”) on and after November 10, 2016 as part of its shareholder engagement program, together with the following legend:

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2017 annual meeting of shareholders. Information regarding TDS directors and executive officers, and other persons who may also be deemed to be participants, and their respective interests in TDS by security holdings or otherwise is set forth in TDS’ proxy statement relating to its 2016 annual meeting, including schedules, as filed with the Securities and Exchange Commission (“SEC”) on April 13, 2016, which may be obtained free of charge at the SEC’s website at www.sec.gov and TDS’ website at www.tdsinc.com. There has been no material change to such directors, executive officers or other participants or their interests since that time, except to the extent noted in TDS’ filings with the SEC since that time. In addition, the class of other employees of TDS that may be employed in the solicitation of proxies include employees in investor relations and communications who report to the Senior Vice President – Corporate Relations and Corporate Secretary of TDS. The nature of their employment in such solicitations will be preparing communications (which will be filed with the SEC as required under Regulation 14A), responding to questions from shareholders and requesting shareholders to return proxies to TDS. Additional information concerning participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise will be included in the proxy statement filed by TDS in connection with its 2017 annual meeting of shareholders. The 2017 proxy statement, other solicitation materials and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS on its website at www.tdsinc.com. TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS FILED BY TDS IN CONNECTION WITH THE TDS 2017 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS AND OTHER MATTERS TO BE CONSIDERED AT THE 2017 ANNUAL MEETING OF SHAREHOLDERS.